EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of all subsidiaries of the Registrant.


        Name                                                     Jurisdiction of
                                                                  Incorporation
        -----------------------------------------------------------------------
        SBI Capital Trust                                         Delaware
        OKSB Statutory Trust I                                    Connecticut
        SBI Capital Trust II                                      Delaware
        Business Consulting Group, Inc.                           Oklahoma
        Healthcare Strategic Support, Inc.                        Oklahoma
        SNB Bank of Wichita                                       United States
        Stillwater National Bank & Trust Company                  United States
          Cash Source, Inc.*                                      Oklahoma
          CRK Properties, Inc.*                                   Oklahoma
          BNS, Inc.**                                             Oklahoma
          SNB Insurance Agency, Inc. *                            Oklahoma
          SNB Real Estate Holdings, Inc. *                        Delaware
          SNB REIT, Inc. ***                                      Delaware
          Stillwater National Building Corporation*               Oklahoma
          Stillwater Properties, Inc.*                            Oklahoma
          SWB, Inc. *                                             Oklahoma

* Direct subsidiaries of Stillwater National Bank & Trust Company. ** Direct subsidiary of CRK Properties, Inc.
*** Direct subsidiary of SNB Real Estate Holdings, Inc.